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                                                                Exhibit 99

For:              Bowmar Instrument Corporation
                  5080 North 40th Street, Suite 475
                  Phoenix, Arizona  85018

Contact:          Joseph G. Warren, Jr.
                  Bowmar Instrument Corporation
                  (602) 957-0271



                              FOR IMMEDIATE RELEASE


                          BOWMAR INSTRUMENT CORPORATION

                   CORRECTION OF RESTATED EARNINGS INFORMATION


                       PHOENIX, ARIZONA--DECEMBER 22, 1997


Bowmar Instrument Corporation (ASE:BOM) released today a correction to the restated earnings information released by wire on December 18, 1997. What follows is the corrected Consolidated Statements of Income (unaudited).

The information released on December 18 contained an incorrect allocation of income taxes as between the continuing operations and the discontinued operations. This correction in no way affects sales, total expenses or net income/loss.

Bowmar, which is headquartered in Phoenix, Arizona, manufactures and sells microelectronic products with specific applications in the aerospace, electronic, and computer industries.
                                      # # #
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                 BOWMAR INSTRUMENT CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
                  (In thousands of dollars, except share data)



                                                   Fourth Quarter of Fiscal Year             Fiscal Year
                                                   -----------------------------     ------------------------
                                                        1997           1996            1997            1996
                                                       -------        -------        --------        --------

Sales                                                  $ 5,824        $ 5,150        $ 22,189        $ 18,840
Cost of sales                                            3,451          3,071          13,169          11,002
                                                       -------        -------        --------        --------
Gross margin                                             2,373          2,079           9,020           7,838
                                                       -------        -------        --------        --------
Expenses:
    Selling, general and
      administrative                                     1,595          1,360           5,870           5,360
    Product development                                    116            128             480             423
    Interest expense                                       111            128             416             522
    Other expense (income), net (Note 1)                   420            (90)            135            (523)
                                                       -------        -------        --------        --------
Total expenses                                           2,242          1,526           6,901           5,782
                                                       -------        -------        --------        --------

Income from continuing operations
    before income taxes                                    131            553           2,119           2,056
Income tax expense                                          19            211             786             784
                                                       -------        -------        --------        --------
INCOME FROM CONTINUING OPERATIONS                          112            342           1,333           1,272
                                                       -------        -------        --------        --------
Discontinued Operations Electromechnical Segment
     Income (loss) from operations, net of
       income taxes                                         11            108             (31)             18
     Loss on disposition, net of deferred
       income tax credit of $520 (Note 2)                 (780)                          (780)
                                                       -------        -------        --------        --------
Gain (loss) from discontinued operations                  (769)           108            (811)             18
                                                       -------        -------        --------        --------
NET INCOME (LOSS)                                      $  (657)       $   450        $    522        $  1,290
                                                       =======        =======        ========        ========

Net income per common share:
   Continuing operations                               $  0.00        $  0.04        $   0.14        $   0.14
  (Loss) gain on discontinued operations                 (0.12)          0.01           (0.12)           0.00
                                                       =======        =======        ========        ========
NET INCOME PER SHARE, PRIMARY (Note 3)                 $ (0.12)       $  0.05        $   0.02        $   0.14
                                                       =======        =======        ========        ========

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Note:    (1)      Includes a $425,000 provision for the loss on the sale of the building in Acton, Massachusetts.

         (2) Reflects accounting for the electromechanical segment as discontinued operations, including a provision of $600,000 for operating losses during the phase-out period, as a result of the decision in December 1997 to sell this division.

         (3) Fully diluted net income per share is considered to be the same as primary net income per share since the effect of the potentially dilutive convertible preferred stock is currently antidilutive.